                                                                   EXHIBIT 10.12

                              AMENDED AND RESTATED
                 SECURED NONRECOURSE REVOLVING PROMISSORY NOTE

$716,359.94                                              Incline Village, Nevada
                                                                  April 30, 2000

     FOR VALUE RECEIVED, the undersigned, Collaboration Properties, Inc., a Nevada corporation ("Borrower") promises to pay to the order of the Heinrichs Revocable Trust ("Lender"), in lawful money of the United States of America and in immediately available funds at the principal office of Lender, or its successor, or at such other location as Lender, or any subsequent holder hereof shall designate in writing, the aggregate unpaid principal amount of all advances ("Advances") set forth on Exhibit A as well as all Advances made hereafter by Lender to Borrower under the terms of this Secured Nonrecourse Revolving Promissory Note (this "Note"), up to a maximum principal amount of Seven Hundred Sixteen Thousand Three Hundred Fifty-Nine Dollars and Ninety-Four Cents ($716,359.94) plus interest as set forth on Exhibit A. This Note hereby amends and restates any loan agreements previously entered into between Borrower and Lender and still outstanding as of the date hereof. This Note shall also amend and restate and loan agreements previously entered into between VCT, Inc., a Nevada corporation, which merged into Borrower as of April 21, 2000 ("VCT") and Lender. This Note evidences outstanding obligations and is being issued in substitution for, and not in payment of, that certain Amended and Restated Secured Nonrecourse Revolving Promissory Note dated November 18, 1999, as amended, made by Borrower in favor of Lender and [certain demand notes] between VCT and Lender. Interest shall accrue on the aggregate unpaid principal amount of such Advances at an interest rate equal to the lesser of 10% per annum or the maximum rate allowed by law on the first business day of each month after an Advance has been made and shall be payable annually in arrears; provided that any interest not paid on any annual payment date shall be added to principal and thereafter shall accrue interest along with the principal. Interest shall be computed on a 365 day year based upon the actual number of days elapsed. The entire principal amount and all accrued but unpaid interest shall be due and payable upon the earlier of (i) three years from the date hereof; (ii) the date of consummation of a transaction in which more than 50% of Borrower is not owned by persons who were holders of capital stock or securities convertible into capital stock of Borrower immediately prior to such transaction or in which the composition of a majority of the Board of Directors of Borrower changes; or
(iii) 180 days following a firmly underwritten initial public offering of Borrower at an aggregate offering price to the public of at least $5,000,000 and with an offering price to the public of at least $2.50 per share. This Note shall be terminated and canceled promptly upon Borrower's repayment of the principal amount and all accrued but unpaid interest.

     This Note is subject to prepayment upon ninety (90) days written notice, without penalty. Lender may waive this prepayment notice requirement in Lender's sole and absolute discretion.

     Borrower represents and warrants that it is duly organized, legally existing, in good standing and authorized to enter into this Note and that this Note constitutes the legal, valid and binding obligation of Borrower.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that

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Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Lender may deem advisable. In the absence of a specific determination by Lender with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Lender is hereby authorized by Borrower to endorse on Lender's books and records each Advance made by Lender under this Note and the amount of each payment or prepayment of principal of each such Advance received by Lender. It is understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal and interest by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notations) thereof on such books and records.

     If Borrower shall fail to do or to perform all things required of Borrower in this Note within the time provided herein (such failure being an "Event of Default"), Lender or any other holder of this Note, by negotiation, assignment or otherwise, may, at Lender's sole option, accelerate the maturity of the Note and the obligation evidenced hereby shall become due and payable in full upon written notice of such acceleration to Borrower. The failure to pay interest on any annual payment date shall not constitute an Event of Default hereunder, and such accrued and unpaid interest shall be added to principal as set forth above.

     Borrower promises to pay Lender all reasonable costs and reasonable expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Lender in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     Payment of this Note is limited to payment out of the assets of Borrower which secure the repayment of this Note, and no stockholder of Borrower shall be personally liable for the payment of this Note.

     This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Nevada, excluding conflicts of laws principles.

                                             COLLABORATION PROPERTIES, INC.

                                             By:  /s/ [SIGNATURE ILLEGIBLE]
                                                  ------------------------------
                                             Title: President and CEO
                                                   -----------------------------

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                                   EXHIBIT A

                     Schedule of Advances and Interest for
                 Secured Nonrecourse Revolving Promissory Note
                              As of April 30, 2000
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CPI Notes Payable
Consolidated Note effective 4/30/00


As of:                          04/30/00

                                                          Principal         Total
          Note                   Date      Principal     Outstanding       Interest
                                Issued       Amount        04/30/00        04/30/00
Heinrichs Revocable Trust (RSH)
       Total of Notes          03/31/00     716,359.94     716,359.94       41,023.96
       Interest calc           04/30/00           0.00           0.00        6,225.07

                                         $  716,359.94  $  716,359.94   $   47,249.03

                                         TOTAL PRINCIPAL + INTEREST =   $  763,608.97


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